UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011 (June 17, 2011)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

1.01

Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item

2.01

Completion of Acquisition or Disposition of Assets.

Draper Peaks.  On June 17, 2011, Inland Diversified Real Estate Trust, Inc. (referred to herein as the “Registrant,” “we” or “our”), through Inland Diversified Draper Peaks, L.L.C., a wholly owned subsidiary formed for this purpose (the “Draper Subsidiary”), acquired a fee simple interest in a 229,796 square foot community center known as Draper Peaks, located in Draper, Utah.  We purchased this property from an affiliate of the Boyer Company, L.C., a Utah limited liability company, for a purchase price paid at closing equal to approximately $41.5 million.  However, vacant spaces totaling 28,837 square feet at Draper Peaks are subject to earnout closings aggregating approximately $5.5 million.  We will not be required to pay the earnouts on these spaces unless the spaces are leased, pursuant to the parameters set forth in the purchase agreement, within thirty-six months of closing.

We funded approximately $17.6 million of the purchase price with proceeds from our offering.  At closing, we assumed a loan secured by the property, with a remaining principal balance of approximately $23.9 million, for the remainder of the purchase price.  The terms of this loan are described under Item 8.01 of this Current Report on Form 8-K.

The cap rate for Draper Peaks is approximately 8.21%.  In deciding to acquire this property, we considered the following:

Leasing Activity

•

Draper Peaks is 87.5% leased to forty-three tenants.

•

The property was constructed between 2005 and 2007, and the weighted-average remaining lease term is approximately 4.1 years.

Tenant Mix

•

The major tenant at Draper Peaks is Ross Dress for Less.  Ross Dress for Less pays an annual base rent of approximately $304,000 under a lease that expires in January 2017. Under the terms of its lease, Ross Dress for Less has four five-year options to renew through 2037.

•

Other retail tenants at the center include PETCO, Michaels and Office Depot.

•

The property includes a master lease for three tenants totaling 9,813 square feet, which are currently operating but paying a reduced rent.  The seller will be responsible for the full rent for these spaces.

Location

•

The property is shadow-anchored by a Kohl’s department store, which we do not own.

•

Draper, Utah is the location of another one of our properties, Draper Crossing, a grocery-anchored center which we purchased in 2010.

Demographics

•

Within a three-mile radius of the property, the population is approximately 83,800 and the estimated average household income is approximately $99,400.

•

Within a five-mile radius of the property, the population is approximately 199,400 and the estimated average household income is approximately $96,200.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2011 through 2020 at Draper Peaks and the approximate rentable square feet represented by the applicable lease expirations.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2011	3	7,810	174,626	4.7%
2012	5	11,295	235,973	6.4%
2013	7	18,981	401,809	10.9%
2014	4	17,600	401,324	10.9%
2015	12	64,348	1,167,708	31.6%
2016	4	22,777	336,943	9.1%
2017	3	37,354	478,109	12.9%
2018	1	4,194	112,735	3.1%
2019	–	–	–	–
2020	1	2,000	49,000	1.3%

The table below sets forth certain historical information with respect to the occupancy rate at Draper Peaks, expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2010	87.5%	$15.79
2009	92.6%	$16.25
2008	94.2%	$15.46
2007	96.8%	$16.36
2006	100.0%	$16.79

We believe that Draper Peaks is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to the property. There are two competitive shopping centers located within approximately two miles of Draper Peaks.

Real estate taxes paid for the fiscal year ended December 31, 2010 (the most recent tax year for which information is generally available) were approximately $569,000.  The amount of real estate taxes paid was calculated by multiplying Draper Peaks’ assessed value by a tax rate of 1.44%.  For federal income tax purposes, the depreciable basis in this property will be approximately $30.1 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item 2.01 by reference.

Item 8.01

Other Events.

Draper Peaks.  On June 17, 2011, the Draper Subsidiary assumed two loans with an aggregate remaining principal amount equal to approximately $23.9 million from Transamerica Financial Life Insurance Company.  The loans are secured by a Deed of Trust encumbering Draper Peaks, located in Draper, Utah, and bear interest at a weighted average rate equal to approximately 5.74% per annum.  Each loan matures on October 1, 2015 subject to the terms in the respective loan assumption agreements.  The loans require the Draper Subsidiary to make monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due.  The loan may be prepaid in full, but not in part, provided that the Draper Subsidiary will be required to pay a prepayment premium.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default.  In the event that an event of a default has occurred and is continuing, the loan will accrue interest at a rate equal to the lesser of the maximum legal interest rate or 18% per annum.

The loan is non-recourse to the Draper Subsidiary.  We have agreed to indemnify the lender against, and hold it harmless from and reimburse it for, any losses, costs or damages arising out of or in connection with any fraud or material misrepresentation, waste to or of the property and the breach of any representation or warranty concerning environmental laws, among other things.

Item

9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The required financial statements for the Draper Peaks acquisition will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(b)

Pro forma financial information.

The required pro forma financial information for the Draper Peaks acquisition will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(d)

Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated as of April 27, 2010, by and between Draper Peaks, L.L.C. and Inland Real Estate Acquisitions, Inc., as amended

10.2	Assignment, dated as of June 17, 2011, by and between Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Draper Peaks, L.L.C.

10.3	Assignment of Leases, dated as of June 17, 2011, by and between Draper Peaks, L.L.C. for the benefit of Inland Diversified Draper Peaks, L.L.C.

10.4	Guaranty, dated as of June 17, 2011, by and between Draper Peaks, L.L.C. and Inland Diversified Draper Peaks, L.L.C.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	June 23, 2011	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated as of April 27, 2010, by and between Draper Peaks, L.L.C. and Inland Real Estate Acquisitions, Inc., as amended

10.2	Assignment, dated as of June 17, 2011, by and between Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Draper Peaks, L.L.C.

10.3	Assignment of Leases, dated as of June 17, 2011, by and between Draper Peaks, L.L.C. for the benefit of Inland Diversified Draper Peaks, L.L.C.

10.4	Guaranty, dated as of June 17, 2011, by and between Draper Peaks, L.L.C. and Inland Diversified Draper Peaks, L.L.C.

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